CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the this Registration Statement on Form S-8 of Cytomedix Inc. of our report dated March 31, 2014 relating to the consolidated balance sheets of Cytomedix, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2013, which appears in the Annual Report on Form 10-K.

/s/ Stegman & Company

Baltimore, Maryland

July 2, 2014